Exhibit 99

VIACOM REPORTS FIRST QUARTER 2008 RESULTS

•	Revenues Increased 15% to $3.12 Billion with Media Networks Up 16% and Filmed Entertainment Up 12%

•	Net Earnings were $270 Million with Diluted EPS of $0.42

•	Adjusted Diluted EPS Rose 29% to $0.44

New York, New York, May 2, 2008 — Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Results

	Quarter Ended March 31,		B/(W)
(in millions, except per share amounts)	2008	2007	2008 vs. 2007
Revenues	$3,117	$2,718	15%
Operating income	567	441	29%
Net earnings from continuing operations	270	202	34%
Diluted EPS from continuing operations	$0.42	$0.29	45%
Discontinued operations, net of tax	—	1	N/M
Net earnings	270	203	33%
Diluted EPS	$0.42	$0.29	45%

N/M = Not Meaningful

During the first quarter of 2008, revenues increased 15% to $3.12 billion with double-digit growth in both the Media Networks and Filmed Entertainment segments. Operating income also grew double digits versus a year ago, up 29% to $567 million. Excluding the impact of Media Networks restructuring charges in the first quarter 2007, adjusted operating income rose 14% in the first quarter of 2008. Net earnings rose 33% to $270 million with diluted earnings per share (EPS) of $0.42. On an adjusted basis, diluted EPS grew 29% to $0.44 in the first quarter of 2008. The adjusted results exclude a $0.02 per share reduction related to a non-cash impairment of a minority investment in the first quarter of 2008 and the Media Networks restructuring charges taken in the first quarter of 2007. Adjustments are detailed in the Supplemental Disclosures tables at the end of this release.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom entered 2008 at an aggressive pace, delivering strong results in the first quarter. We continue to unlock new value in our businesses as we create innovative ways for our audience to engage with our unparalleled entertainment brands. I am more confident than ever that we have the right strategies and the best management to deliver on our commitment to grow shareholder value over time.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Content creation is our central mission and our ongoing investments in programming are paying off as we see our television ratings continue to improve. Successful new programming across our networks during the first quarter included MTV’s Randy Jackson Presents: America’s Best Dance Crew, TV Land’s High School Reunion and BET’s Iron Ring among others, which joined new seasons of several proven audience favorites. Audiences are also responding to our digital content, which is moving beyond our own branded sites through smart distribution deals with leading online and mobile partners. Already this year, we took a significant step to advance our casual gaming strategy as Nickelodeon prepares to add approximately 1,600 new online games to its growing portfolio. Additionally, our Rock Band video game is continuing its successful tour and is emerging as a valuable long-term franchise. We expect to further that success with the upcoming release of Rock Band on the Wii home video game system and our launch in Europe.

“Our motion picture operations continue to make great progress. Paramount’s Cloverfield was a solid hit in the first quarter and we’re looking forward to a strong slate of releases during the remainder of the year, including today’s premiere of Iron Man. Additionally, we have announced an innovative new premium service that combines the significant creative fire power of Paramount, MGM and Lionsgate. We are reinventing the pay television window, taking control of our content and how it is being distributed and marketed – offering maximum flexibility for us and for our audiences.”

Revenues

Revenues
	Quarter Ended March 31,		B/(W)
(in millions)	2008	2007	2008 vs. 2007
Media Networks	$2,017	$1,733	16%
Filmed Entertainment	1,146	1,024	12%
Eliminations	(46)	(39)	(18)%

Total revenues	$3,117	$2,718	15%

First Quarter 2008 revenues of $3.12 billion grew 15% from $2.72 billion in 2007. Media Networks revenues rose 16% to $2.02 billion, principally driven by strong sales of the music video game Rock Band. Worldwide ancillary revenues grew 72% in the first quarter. Worldwide advertising revenues were up 8% to $1.05 billion driven by Nickelodeon, COMEDY CENTRAL and TV Land. Affiliate revenues increased 13% on a worldwide basis. Filmed Entertainment revenues were up 12% to $1.15 billion in the quarter primarily due to a 22% increase in home entertainment revenues. Home entertainment growth reflects increased revenues from third-party distribution arrangements, including $29 million in revenue recognized in connection with the conclusion of an HD-DVD exclusivity arrangement. Television license fees rose 10% primarily due to an increase in international pay TV and international syndicated television license fees. Worldwide theatrical revenues decreased 7% to $247 million due to the lower box office performance of the films in theatrical release during the first quarter of 2008 versus the prior year quarter.

Operating Income

Operating Income
	Quarter Ended March 31,		B/(W)
(in millions)	2008	2007	2008 vs. 2007
Media Networks	$694	$601	15%
Filmed Entertainment	(63)	(108)	42%
Corporate	(64)	(54)	(19)%
Eliminations	—	2	N/M

Total operating income	$567	$441	29%

N/M = Not Meaningful

First Quarter 2008 operating income increased 29% to $567 million, versus $441 million in the first quarter of 2007. Media Networks operating income grew 15% to $694 million, including a 9 percentage point benefit related to prior year restructuring charges. This also reflects the impact of higher expenses in the current quarter, principally related to distribution costs for the Rock Band video game. The Filmed Entertainment segment narrowed its operating loss by 42% to $63 million, as higher revenues were partially offset by a 7% increase in expenses, largely related to feature film amortization. Corporate expenses increased $10 million, reflecting higher legal fees related to litigation and employee-related expenses.

First Quarter 2008 net earnings increased $67 million, or 33%, to $270 million, reflecting higher operating income. Diluted earnings per share for the quarter were $0.42, a 45% increase over EPS of $0.29 in the first quarter of 2007, which included a $0.05 per share reduction from restructuring charges. On an adjusted basis, diluted EPS were $0.44 in the first quarter of 2008, a 29% increase over the prior year’s adjusted results.

Business Outlook

For the three-year period from 2008 through 2010, Viacom expects to deliver low double-digit annual growth in diluted earnings per share from continuing operations. This outlook is based on adjusted earnings and reflects growth from 2007 adjusted diluted earnings per share from continuing operations of $2.36.

Stock Repurchase Program

For the quarter ended March 31, 2008, 10.4 million shares were repurchased for an aggregate purchase price of $414 million. As of May 1, 2008, the Company has $2 billion remaining in its existing $4 billion share repurchase program.

Debt

At March 31, 2008, total debt outstanding, including capital lease obligations, increased to $8.61 billion, compared with $8.25 billion at December 31, 2007.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Harmonix, Nickelodeon, Noggin, Nick at Nite, AddictingGames, Neopets, COMEDY CENTRAL, Spike TV, TV Land, AtomFilms, Gametrailers, BET, Paramount Pictures, DreamWorks Pictures and Paramount Vantage. Viacom’s global reach includes approximately 160 channels and 325 online properties in 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, which are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: advertising market conditions; the public acceptance of and ratings for the Company’s feature films, programs, digital services and other content as well as related advertisements; competition for advertising dollars; technological developments and their effect in the Company’s markets and on consumer behavior; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s programming, films and other content; changes in the Federal communications laws and regulations; the impact of piracy; the impact of increased scale in parties involved in the distribution and aggregation of the Company’s products and program services to consumers and advertisers; the impact of union activity; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2007 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended March 31,
(in millions, except earnings per share amounts)	2008	2007
Revenues	$3,117	$2,718
Expenses:
Operating	1,809	1,561
Selling, general and administrative	649	620
Depreciation and amortization	92	96

Total expenses	2,550	2,277
Operating income	567	441
Interest expense, net	(117)	(111)
Equity in earnings (losses) of investee companies	(6)	4
Other items, net	(3)	(3)

Earnings from continuing operations before provision for income taxes and minority interest	441	331
Provision for income taxes	(167)	(126)
Minority interest, net of tax	(4)	(3)

Net earnings from continuing operations	270	202
Discontinued operations, net of tax	—	1

Net earnings	$270	$203

Basic earnings per common share:
Earnings per share, continuing operations	$0.42	$0.29
Earnings per share, discontinued operations	$—	$—
Net earnings per share	$0.42	$0.29

Diluted earnings per common share:
Earnings per share, continuing operations	$0.42	$0.29
Earnings per share, discontinued operations	$—	$—
Net earnings per share	$0.42	$0.29

Weighted average number of common shares outstanding:
Basic	639.6	692.3
Diluted	641.0	694.1

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2008	December 31, 2007
(in millions, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$812	$920
Receivables (includes retained interests in securitizations)	1,838	2,617
Inventory	807	727
Deferred tax assets, net	243	248
Prepaid and other assets	397	321

Total current assets	4,097	4,833
Property and equipment, net	1,228	1,196
Inventory	4,258	4,108
Goodwill	11,415	11,375
Intangibles, net	678	684
Other assets	700	708

Total assets	$22,376	$22,904

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$269	$497
Accrued expenses	1,197	1,563
Participants’ share and residuals	1,262	1,545
Program rights obligations	372	370
Deferred revenue	428	406
Financing obligations	191	187
Other liabilities	785	705

Total current liabilities	4,504	5,273
Financing obligations	8,419	8,059
Program rights obligations	534	533
Participants’ share and residual	340	285
Deferred tax liabilities, net	91	105
Other liabilities	1,430	1,501
Minority interests	39	37
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock, par value $0.001, 375.0 authorized; 57.4 and 57.4 outstanding, respectively	—	—
Class B Common Stock, par value $0.001, 5,000.0 authorized; 577.2 and 587.4 outstanding, respectively	1	1
Additional paid-in capital	8,101	8,079
Treasury stock	(4,916)	(4,502)
Retained earnings	3,677	3,407
Accumulated other comprehensive income	156	126

Total stockholders’ equity	7,019	7,111

Total liabilities and stockholders’ equity	$22,376	$22,904

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarters ended March 31, 2008 and 2007 to adjusted results that exclude the impact of an impairment of a minority investment and Media Networks restructuring activities, respectively. The Company uses adjusted operating income, adjusted net earnings and adjusted diluted EPS among other things, to evaluate the Company’s operating performance in the absence of these items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, improves their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings and diluted EPS as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

	Quarter Ended
(in millions, except per share amounts)	March 31, 2008
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$567	$441	$270	$0.42
Adjustments:
Impairment of investment(3)	—	12	12	0.02

Adjusted results	$567	$453	$282	$0.44

	Quarter Ended
(in millions, except per share amounts)	March 31, 2007
	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$441	$331	$202	$0.29
Adjustments:
Media Networks restructuring activities(4)	56	56	34	0.05

Adjusted results	$497	$387	$236	$0.34

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using applicable rates in effect for the period presented.
(3)	2008 adjusted results exclude a $12 million non-cash impairment of an investment in which the Company holds a minority interest.
(4)	2007 adjusted results exclude $56 million of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations.

The Company’s business outlook is based on 2007 adjusted diluted earnings per share from continuing operations of $2.36. The following table reconciles the Company’s results for the full year ended December 31, 2007 to the adjusted results that exclude the impact of restructuring activities, the realized gain on the sale of the Company’s non-controlling interest in MTV Russia, an impairment charge associated with the write-down of Amp’d Mobile and net discrete tax benefits.

	Year Ended December 31, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings from Continuing Operations(1)	Net Earnings from Continuing Operations(2)	Diluted EPS from Continuing Operations
Reported results	$2,936	$2,580	$1,630	$2.41
Adjustments:
Media Networks restructuring activities(3)	77	77	49	0.07
Gain on sale of equity investment(4)	—	(151)	(95)	(0.14)
Impairment of investment(5)	—	36	23	0.04
Discrete tax benefits (6)	—	—	(15)	(0.02)

Adjusted results	$3,013	$2,542	$1,592	$2.36

(1)	Pre-tax earnings represent earnings from continuing operations before provision for income taxes and minority interest.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	2007 adjusted results exclude $77 million of expenses related to Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations.
(4)	The Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(5)	The Company recorded a pre-tax impairment charge of $36 million to write off its investment in Amp’d Mobile which filed for bankruptcy.
(6)	2007 adjusted results exclude net discrete tax benefits of $15 million, which were principally the result of audit settlements related to prior period tax returns.